UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2021

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 534-5849

VPC Impact Acquisition Holdings 150 North Riverside Plaza, Suite 5200 Chicago, IL
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 15, 2021 (the “Closing Date”), VPC Impact Acquisition Holdings (“VIH”) consummated the previously announced merger (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of January 11, 2021 (as amended, the “Merger Agreement”), by and among VIH, Pylon Merger Company LLC, a Delaware corporation and direct wholly owned subsidiary of VIH (“Merger Sub”), and Bakkt Opco Holdings, LLC, a Delaware limited liability corporation (f/k/a Bakkt Holdings, LLC) (“Opco”) (the Merger and other transactions contemplated by the Merger Agreement, collectively the “Business Combination”).

As contemplated by the Merger Agreement and described in the section entitled “Domestication Proposal” beginning on page 167 of the final prospectus and definitive proxy statement, dated September 17, 2021 (the “Proxy Statement”) as filed with the Securities and Exchange Commission (the “SEC”), VIH filed on October 14, 2021 a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and on the Closing Date, a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which VIH was domesticated and continues as a Delaware corporation (the “Domestication”), changing its name to “Bakkt Holdings, Inc.” (the “Company,” “we,” “us,” and “our”).

As a result of and upon the effective time of the Domestication (the “Effective Time”), (a) each unit of VIH issued and outstanding immediately prior to the Effective Time was automatically separated into the underlying Class A Ordinary Share, par value $0.0001 per share, of VIH (each, a “VIH Class A Ordinary Share”) and one-half of a redeemable warrant exercisable for a VIH Class A Ordinary Share (“VIH Warrants”); (b) each VIH Class A Ordinary Share issued and outstanding immediately prior to the Effective Time automatically converted into one share of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (provided that each VIH Class A Ordinary Share owned by Public Shareholders (as defined in the Proxy Statement) who validly elected to redeem their VIH Class A Ordinary Shares was redeemed for cash in an amount equal to approximately $10.01 per VIH Class A Ordinary Share (collectively, the “Redemption”)); (c) each Class B Ordinary Share, par value $0.0001 per share, of VIH issued and outstanding immediately prior to the Effective Time was automatically converted into one share of Class A Common Stock; (d) each VIH Warrant was automatically converted into a redeemable warrant exercisable for one share of Class A Common Stock (“Public Warrants”) on the same terms as and subject to the same conditions as were in effect prior to such conversion; and (e) each Private Placement Warrant (as defined in the Proxy Statement and, together with the Public Warrants, the “Warrants”) issued and outstanding prior to the Effective Time was automatically converted into a warrant exercisable for one share of Class A Common Stock on the same terms and subject to the same conditions as were in effect prior to such conversion.

In connection with the Merger, all outstanding membership interests and rights to acquire membership interests in Opco were exchanged for an aggregate of 208,200,000 common units of Opco (“Opco Common Units”) and an equal number of newly issued shares of the Company’s Class V Common Stock, par value $0.0001 per share (“Class V Common Stock”), which are non-economic, voting shares of the Company, of which 207,406,648 are outstanding and 793,352 reserved for issuance upon the exercise of a warrant agreement. Each Opco Common Unit, when coupled with one share of Class V Common Stock is referred to as a “Paired Interest.” Paired Interests may be exchanged for one share of Class A Common Stock or the Cash Amount (as defined in the Proxy Statement) in accordance with the Third Amended and Restated Limited Liability Company Agreement of Opco (the “Opco LLC Agreement”) and the Exchange Agreement (the “Exchange Agreement”).

Following the closing of the Business Combination (the “Closing”), the Company became organized in what is commonly referred to as an umbrella partnership corporation, or “up-C,” structure in which substantially all of the assets and the business of the Company are held by Opco and its subsidiaries, and the Company’s only direct assets consist of Opco Common Units and its managing member interest in Opco. Following the Closing, the Company owned approximately 19.4% of the Opco Common Units and with the remaining Opco Common Units being owned by the equity owners of Opco prior to the Merger.

On the Closing Date, a number of purchasers (the “PIPE Investors,” which included certain equityholders of VIH and Opco) purchased from the Company an aggregate of 32,500,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $325 million (the

“PIPE Investment”), pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into on January 11, 2021. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the PIPE Investors with respect to the PIPE Shares. The offering of the PIPE Shares was not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The PIPE Investment was consummated following the Effective Time and immediately prior to the Closing.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement and its amendments, copies of which are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Opco LLC Agreement

On the Closing Date, the existing second amended and restated limited liability company agreement of Opco was further amended and restated in its entirety in accordance with its terms and the Opco LLC Agreement was adopted. The Company, as the managing member of Opco, has the sole vote on matters that require a vote of members under the Opco LLC Agreement or applicable law, except that holders constituting the Required Interest have certain consent rights. “Required Interest” means one or more members (excluding the managing member) holding a majority of the Opco Common Units then owned by all of the members, excluding the Opco Common Units held by the managing member or any members controlled by the managing member (unless no person other than the managing member holds Opco Common Units, then the Required Interest will be the managing member). For example, the managing member may not, without the prior written consent of a Required Interest, engage in any transaction that results in the direct or indirect transfer of all or any portion of the managing member’s interest in Opco in connection with (a) a merger, consolidation or other combination involving the managing member, on the one hand, and any other person, on the other, or (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the managing member not in the ordinary course of its business, whether in a single transaction or a series of related transactions, or (c) a direct or indirect transfer of all or substantially all of the managing member’s interest in Opco, subject to certain exceptions.

The Company, as managing member of Opco, may, in its sole discretion, authorize distributions to the Opco members. All such distributions must be made pro rata in accordance with each member’s interest in Opco, which is based on the number of Opco Common Units held by a member bears to the total number of Opco Common Units owned by all of the members.

The Opco LLC Agreement provides for tax-related cash distributions to the holders of Opco Common Units (“tax distributions”). Generally, tax distributions will be the pro rata distribution amount necessary to permit the Company to receive an aggregate annual tax distribution that is not less than the sum of (a) the Company’s U.S. federal, state, local and non-U.S. income tax liabilities plus (b) the amount necessary to satisfy the Company’s payment obligations pursuant to the Tax Receivable Agreement (as defined herein).

The foregoing description of the Opco LLC Agreement is qualified in its entirety by the full text of the Opco LLC Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, VIH entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Company, VPC Impact Acquisition Holdings Sponsor, LLC (the “Sponsor”), the holders of Opco Common Units immediately prior to the Closing (the “Equity Holders”), and certain other parties named therein. Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement covering the resale of registrable securities held by the Equity Holders as soon as practicable after the Closing, but in any event within 30 days after the Closing, such that the holders of such registrable securities may from time to time sell such securities. The Company has provided the holders of registrable securities under the Registration Rights Agreement with certain underwritten offering demand rights, provided that the demanding holders in the aggregate hold at least $50.0 million of registrable securities. The holders of registrable securities will have certain rights to require the Company to register the resale of registrable securities on Form S-3, if available for use by the Company. The holders of registrable securities will be entitled to certain customary “piggyback” registration rights on all registration statements of the Company.

Under the Registration Rights Agreement, the Company agreed to indemnify the holders of registrable securities and certain third parties against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of the Company. Holders of registrable securities agreed to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in any such registration statement or prospectus.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Stockholders Agreement

On the Closing Date, the Sponsor, the Company and the Equity Holders entered into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which such parties caused the initial Board of Directors of the Company (the “Board”) to be comprised of eight directors, (a) one of whom was designated by the Sponsor (the “Sponsor Director”), (b) one of whom was designated by Opco (the “Opco Director”), and (c) the remainder of whom were jointly designated by the Sponsor and Opco, and a majority of whom will qualify as “independent directors” under New York Stock Exchange (“NYSE”) listing rules, with the directors being divided into three (3) classes, with each class serving for staggered three (3)-year terms.

Furthermore, if prior to the second annual meeting of stockholders of the Company following the Closing Date at which directors are elected, a vacancy is created at any time by the death, retirement, removal or resignation of the Sponsor Director or the Opco Director, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be filled as soon as possible by, (i) in the case of a vacancy created by the death, retirement, removal or resignation of the Sponsor Director, a designee of the Sponsor if the Sponsor holds then-issued and outstanding shares of common stock of the Company representing at least fifty percent (50%) of the shares of common stock of the Company held by Sponsor as of the Closing Date (subject to adjustment for any applicable stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction) at such time, or (ii) in the case of a vacancy created by the death, retirement, removal or resignation of the Opco Director, a designee of Intercontinental Exchange Holdings, Inc. (“ICEH”) if ICEH holds at least five percent (5%) of the then-issued and outstanding shares of common stock of the Company at such time.

Additionally, pursuant to the Stockholders Agreement, other than for certain permitted transfers, the parties generally agreed that: (a) each of the Equity Holders, severally and not jointly, shall not transfer, or make a public announcement of any intention to transfer, any equity securities of the Company and the equity securities of Opco, in each case, during the period commencing on the Closing and continuing until April 15, 2022 (provided that any PIPE Shares (as defined below) purchased by an Equity Holder are not subject to such restrictions); (b) the Sponsor may not transfer, or make a public announcement of any intention to transfer, any Private Placement Warrant and shares of Class A Common Stock from the exercise of such warrant during the private placement lock-up period (as described in the section entitled “Related Agreements—Insider Letter Agreement” beginning on page 141 of the Proxy Statement, which is incorporated herein by reference); and (c) that the Sponsor may not transfer, or make a public announcement of any intention to transfer, any equity securities of the Company during the founder shares lock-up period (as described in the section entitled “Related Agreements—Insider Letter Agreement” beginning on page 141 of the Proxy Statement, which is incorporated herein by reference).

The Equity Holders and the Company also agreed, among other things, that the arrangements under the Stockholders Agreement are not intended to constitute the formation of a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the Stockholders Agreement is qualified in its entirety by the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Voting Agreement

On the Closing Date, ICEH and the Company entered into a Voting Agreement (the “Voting Agreement”), pursuant to which ICEH agreed, subject to certain exceptions, to irrevocably appoint a proxy, designated by the Board, to vote the number of its shares of Class A Common Stock and Class V Common Stock (collectively, the “Common Stock”) that exceeds 30% of the shares entitled to vote on such matter in the same percentages for and against such matter as votes were cast for and against such matter by all other stockholders of the Company.

The Voting Agreement will terminate if the voting power represented by the shares of Class A Common Stock and shares of Class V Common Stock beneficially owned by ICEH and its affiliates falls below 50% of the total voting power of the Common Stock issued and outstanding and entitled to vote at any time.

The foregoing description of the Voting Agreement is qualified in its entirety by the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Exchange Agreement

On the Closing Date, the Company, Opco and certain equityholders of Opco Common Units entered into that certain Exchange Agreement, which provides for the exchange of Opco Common Units and a corresponding number of shares of Company Class V Common Stock into shares of the Company’s Class A Common Stock or the Cash Amount.

Pursuant to the terms of the Exchange Agreement, the Equity Holders will be, after the six-month anniversary of the Closing, at any time and from time to time but no more than once per calendar month without the prior consent of the Company and Opco, able to exchange (an “Exchange”) all or any portion of their vested Opco Common Units (along with the cancelation of the paired shares of Class V Common Stock of the Company) for the same number of shares of Class A Common Stock of the Company, provided that no holder of Opco Common Units may exchange less than 25,000 Opco Common Units in any single exchange unless such Equity Holder is exchanging all of his, her or its Opco Common Units. The Company may, in lieu of delivering shares of Class A Common Stock for any Opco Common Units surrendered for exchange, pay an amount in cash per Opco Common Units equal to the volume weighted average price per share of Class A Common Stock over the five consecutive full trading days ending on and including the last full trading day immediately prior to the date of the receipt of the written notice of the exchange. The initial exchange rate will be one Opco Common Unit and the cancellation of one Class V Share for one share of Class A Common Stock.

The foregoing description of the Exchange Agreement is qualified in its entirety by the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Tax Receivable Agreement

On the Closing Date, the Company and certain Equity Holders entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”). Pursuant to the Tax Receivable Agreement, among other things, holders of Opco Common Units may, subject to certain conditions, from and after April 15, 2022, exchange such Opco Common Units (along with a corresponding number of shares of Class V Common Stock), for Class A Common Stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including the Company’s right to elect to deliver cash in lieu of Class A Common Stock and, in certain cases, adjustments as set forth therein. Opco will have in effect an election under Section 754 of the Internal Revenue Code (the “Code”) for each taxable year in which an exchange of Opco Common Units for Class A Common Stock (or cash) occurs.

The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Opco. These increases in tax basis may reduce the amount of tax that the Company would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by the Company to exchanging holders of Opco Common Units of 85% of certain net income tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) as a result of these increases in tax basis and certain other tax attributes of Opco and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of the Company and not of Opco. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the Company (calculated with certain assumptions) to the amount of such taxes that the Company would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of Opco as a result of Opco having an election in effect under Section 754 of the Code for each taxable year in which an exchange of Opco Common Units for Class A Common Stock occurs and had the Company not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Opco Common Units or distributions with respect to such Opco Common Units before the exchange under the Exchange Agreement to which Section 743(b) or 734(b) of the Code applies.

The foregoing description of the Tax Receivable Agreement is qualified in its entirety by the full text of the Tax Receivable Agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Cooperation Agreement

On the Closing Date, the Company and Intercontinental Exchange, Inc. (“ICE”), entered into a cooperation agreement (the “Cooperation Agreement”), which provides contains certain cooperation, information sharing and related provisions that facilitate compliance by ICE and its affiliates with its accounting, financial reporting, public disclosure and similar requirements insofar as they relate ICE’s ownership interest in the Company and Opco.

The foregoing description of the Cooperation Agreement is qualified in its entirety by the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

Effective as of the Closing, the parties to that certain Registration Rights Agreement (the “Prior RRA”), dated September 22, 2020, by and among VIH and the other parties named therein, with respect to securities of VIH held by such parties, agreed to terminate the Prior RRA and enter into the Registration Rights Agreement. The information set forth in the Introductory Note and Item 1.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note—Domestication and Merger Transaction” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business. Forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference in this Current Report on Form 8-K may include, for example, statements about:

•	the future financial performance of the Company following the Business Combination;

•	changes in the market for the Company’s products and services; and

•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	the outcome of any legal proceedings that may be instituted against the Company following the Business Combination and transactions contemplated thereby;

•	the inability to maintain the listing of the Company’s Class A Common Stock and Warrants on the NYSE following the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to grow and manage growth profitably;

•	changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations;

•	the impact of the novel coronavirus pandemic;

•	changes in the vertical markets the Company targets;

•	changes to the Company’s relationships within the payment ecosystem;

•	the inability to launch new services and products or to profitably expand into new markets;

•	the inability to execute the Company’s growth strategies, including identifying and executing acquisitions;

•	the inability to develop and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties, including those set forth under the section entitled “Risk Factors” beginning on page 54, of the Proxy Statement, which is incorporated herein by reference.

Business and Properties

The business and properties of the Company and VIH prior to the Business Combination are described in the section entitled “Information About VIH” beginning on page 231 of the Proxy Statement and “Information About Bakkt” beginning on page 270 of the Proxy Statement, which are incorporated herein by reference.

Following the Closing, the Company’s principal executive office will be located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia, 30009.

The Company’s investor relations website is located at https://www.investors.bakkt.com. The Company uses its investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. The Company also makes available, free of charge, on its investor relations website under “Financials—SEC Filings,” its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

Risk Factors

The risks associated with the Company’s business are described in the section entitled “Risk Factors” beginning on page 54 of the Proxy Statement, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations of Opco prior to the Business Combination is included in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bakkt” beginning on page 286 of the Proxy Statement, which is incorporated herein by reference.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is set forth in the sections entitled “Management of the Company Following the Business Combination” beginning on page 329 of the Proxy Statement, which is incorporated herein by reference.

Directors

At the extraordinary general meeting of shareholders of VIH to approve the Business Combination on October 14, 2021, Michelle Goldberg, David Clifton, Kristyn Cook, Gordon Watson, Sean Collins, Richard Lumb, Andrew Main, and Gavin Michael were elected to serve as initial directors of the Company, and divided into three (3) classes of Directors, with each class serving for staggered three (3) year terms. The Class I Directors are Michelle Goldberg and Gavin Michael. The Class II Directors are Kristyn Cook, Gordon Watson and David Clifton. The Class III Directors are Sean Collins, Andrew Main and Richard Lumb. Mr. Collins was elected to serve as Chairperson of the Board. Biographical information for these individuals is set forth in the section entitled “Management of the Company Following the Business Combination” beginning on page 329 of the Proxy Statement, which is incorporated herein by reference.

Director Independence

The VIH board of directors undertook a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the VIH board of directors determined Kristyn Cook, Michelle Goldberg, Sean Collins, Andrew A. Main and Richard Lumb were considered “independent directors” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act.

Director independence is described in the section entitled “Management of the Company Following the Business Combination—Director Independence” on page 332 of the Proxy Statement, which is incorporated herein by reference.

Committees of the Board of Directors

The standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating Committee”). Each of the committees reports to the Board.

Effective as of the Effective Time, the Board appointed Messrs. Lumb and Collins and Ms. Goldberg to serve on the Audit Committee, with Mr. Lumb serving as chair of the Audit Committee. The Board appointed Messrs.

Collins and Main to serve on the Compensation Committee, with Mr. Collins serving as chair of the Compensation Committee. The Board appointed Mr. Collins and Mses. Cook and Goldberg to serve on the Nominating Committee, with Ms. Goldberg Serving as chair of the Nominating Committee.

Committees of the Company Board are described in the section entitled “Management of the Company Following the Business Combination—Committees of the Company Board” beginning on page 332 of the Proxy Statement, which is incorporated herein by reference.

Executive Officers

Effective as of the Effective Time, the Board appointed Gavin Michael as Chief Executive Officer, Adam White as President, Andrew LaBenne as Chief Financial Officer and Marc D’Annunzio as General Counsel and Secretary. Biographical information for the new executive officers and certain other members of management is set forth in the section entitled “Management of Bakkt” beginning on page 319 of the Proxy Statement, which is incorporated herein by reference.

Executive Compensation

The executive compensation for the Company’s directors and named executive officers is described in the section entitled “Executive Compensation of Bakkt” beginning on page 324 of the Proxy Statement, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of shares of Class A Common Stock and shares of Class V Common Stock as of October 15, 2021, after giving effect to the Closing, by:

•	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s voting securities;

•	each of the Company’s current named executive officers and directors; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia, 30009.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock(1)	% of Class A Common Stock	Number of Paired Interests(2)	% of Paired Interests	Total Number of Shares of Class A Common Stock and Class V Common Stock	% of Total Voting Power(3)
Directors and Named Executive Officers:
Gavin Michael	—	—	—	—	—	—
Andrew LaBenne	10	*	—	—	10	*

Adam White(4)	—	—	1,219,721	*	1,219,721	*
Nicolas Cabrera(4)	—	—	107,912	*	107,912	*
Matthew Johnson(4)	—	—	90,140	*	90,140	*
Marc D’Annunzio(4)	—	—	518,237	*	518,237	*
Mike Blandina	—	—	—	—	—	—
Michelle Goldberg	—	—	—	—	—	—
David Clifton(5)	—	—	162,608	*	162,608	*
Kristyn Cook	—	—	—	—	—	—
Gordon Watson	—	—	—	—	—	—
Sean Collins(6)	582,323	1.17%	2,908,110	1.4%	3,490,433	1.4%
Richard Lumb	—	—	—	—	—	—
Andrew Main	—	—	—	—	—	—
All directors and officers as a group (11 individuals)	582,333	1.2%	4,808,676	2.3%	5,391,009	2.1%
Five Percent Holders:
Funds affiliated with Corbin Capital Partners(7)	3,800,000	7.6%	—	—	3,800,000	1.5%
Intercontinental Exchange Holdings, Inc.(8)	4,714,336	9.4%	170,079,462	81.7%	174,793,798	67.9%
Invesco(9)	3,612,829	7.2%	—	—	3,612,829	1.40%
VPC Impact Acquisition Holdings Sponsor, LLC(10)	11,271,740	22.6%	—	—	11,331,740	4.40%

*	Less than one percent.
(1)	Each share of Class A Common Stock entitles the holder thereof to one vote per share.
(2)

Each Paired Interest consists of one common unit in Opco and one share of Class V Common Stock, the latter of which entitles the holder to one vote per share of Class V Common Stock. Pursuant to the Exchange Agreement, beginning on the six-month anniversary of the Closing, each Paired Interest may be exchanged for a share of Class A Common Stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including the Company’s right to elect to deliver cash in lieu of Class A Common Stock and, in certain cases, adjustments as set forth therein. For more information, see “Exchange Agreement” under Item 1.01 of this Current Report on Form 8-K.

(3)

Represents percentage of voting power of holders of Class A Common Stock and Class V Common Stock voting together as a single class. For more information, see the section entitled “Description of VIH’s and the Company’s Securities—Bakkt Pubco Class V Common Stock” beginning on page 247 of the Proxy Statement, which is incorporated herein by reference.

(4)

Represents Paired Interests directly held by Bakkt Management, LLC (“Bakkt Management”), corresponding to the vested portion of units in Bakkt Management directly held by each noted person. Subject to certain limitations, units in Bakkt Management are, at the request of the holder, redeemable for an equal number of Paired Interests. One-third of the Bakkt Management units awarded to each officer vested upon the Closing, one-third will vest on the first anniversary of the Closing and the remaining third will vest on the second anniversary of the Closing.

(5)

Represents Paired Interests directly held by Bakkt Management, corresponding to units in Bakkt Management directly held by Mr. Clifton. The Bakkt Management units will be released in one-third increments on each of the Closing, the first anniversary of the Closing and second anniversary of the Closing.

(6)

According to a Form 4 filed on October 15, 2021, Goldfinch Co-Invest IC LP holds 582,323 shares of Class A Common Stock acquired from the Company in connection with the Business Combination. Paired Interests held by Goldfinch Co-Invest I, LP and Goldfinch Co-Invest IB, LP were acquired pursuant to the Merger Agreement. Sean Collins, a member of our Board, is a Managing Partner of Goldfinch Co-Invest I GP LLC, the general partner of each of Goldfinch Co-Invest I, LP, Goldfinch Co-Invest IB, LP and Goldfinch Co-Invest IC LP and has voting and investment discretion over these shares. Mr. Collins disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.
(7)

According to a Schedule 13G filed on February 12, 2021, the 3,800,000 shares of Class A Common Stock reported are held by Corbin ERISA Opportunity Fund, Ltd (“CEOF“), a Cayman Islands exempted company and Corbin Opportunity Fund, L.P. (“COF“), a Delaware limited partnership. Corbin Capital Partners, L.P. is the general partner of Corbin Capital Partners Group, LLC, which serves as investment advisor for both CEOF and COF and may be deemed to be the beneficial owners of the shares. The principal business address for these entities is 150 North Riverside Plaza, Suite 5200, Chicago, IL.

(8)

ICEH has entered into the Voting Agreement with the Company, pursuant to which, to the extent that ICEH’s voting power as jointly calculated by ICEH and the Company, and represented by the shares held by ICEH as of the record date for a stockholder matter, exceeds 30% of the total voting power of all of outstanding Class A Common Stock and Class V Common Stock that are issued and outstanding and entitled to vote as of the record date, ICEH will irrevocably appoint a proxy, designated by the Board, to vote the excess shares in the same percentages for and against such stockholder matter as votes were cast for and against such stockholder matter by all other stockholders of the Company. ICEH is a wholly owned subsidiary of ICE. ICE’s principal business address is 5660 New Northside Drive, Atlanta, GA 30328.

(9)

According to a Schedule 13G/A filed on April 12, 2021, Invesco Ltd. in its capacity as a parent holding company to its investment advisers may be deemed to beneficially own 3,612,829 shares of Class A Common Stock, which are held of record by clients of Invesco Ltd. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(10)

Includes warrants to purchase up to 6,147,440 shares of Class A Common Stock. Richard Levy, as Chief Executive Officer and Founder of Victory Park Capital Advisors, LLC has voting and investment discretion over these shares. Mr. Levy disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein. The Sponsor’s principal business address is 150 North Riverside Plaza, Suite 5200, Chicago, IL 60606.

Certain Relationships and Related Transactions

Certain relationships and related party transactions of the Company are described in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 267 of the Proxy Statement, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of the Company is set forth in the section entitled “Legal Matters” on page 234 of the Proxy Statement, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Shares of Class A Common Stock and Public Warrants began trading on the NYSE under the symbols “BKKT” and “BKKT WS,” respectively, on October 18, 2021.

Dividends

The payment of cash dividends is dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends is within the discretion of the Board.

For additional information regarding market price and dividends of the Company’s securities, see the section entitled “Market Price and Dividends of Securities” beginning on page 262 of the Proxy Statement, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Class A Common Stock

A description of the Company’s Class A Common Stock is included in the section entitled “Capital Stock of the Company after the Business Combination—Bakkt Pubco Class A Common Stock” beginning on page 253 of the Proxy Statement, which is incorporated herein by reference.

Warrants

A description of the Warrants is included in the section entitled “Capital Stock of the Company after the Business Combination—Warrants” on page 255 of the Proxy Statement, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the section entitled “Management of the Company Following the Business Combination” beginning on page 329 of the Proxy Statement, which is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 hereto is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 5, 2021, VIH provided written notice to The Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily withdraw the listing of its Class A ordinary shares, the Public Warrants and VIH’s units from Nasdaq and list the Class A Common Stock and Public Warrants on NYSE following, and subject to, the completion of the Business Combination.

On the Closing Date, all of VIH’s outstanding units listed on Nasdaq under the symbol “VIHAU” separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as an independent security.

The Class A Common Stock and Public Warrants began trading on the NYSE under the symbols “BKKT” and “BKKT WS,” respectively, on October 18, 2021.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth with respect to the PIPE Shares in the “Introductory Note” above is incorporated by reference into this Item 3.02. The offering of PIPE Shares have not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the consummation of the Business Combination, the Company changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which VIH changed its name to “Bakkt Holdings, Inc.” The material terms of the Certificate of Incorporation and the general effect upon the rights of holders of VIH’s capital stock are discussed in the sections entitled “The Domestication Proposal” beginning on page 167 of the Proxy Statement, “Organizational Documents Proposal” beginning on page 177 of the Proxy Statement, “Description of VIH’s and the Company’s Securities” beginning on page 247 of the Proxy Statement and “Management of the Company Following the Business Combination,” which are incorporated herein by reference.

The Certificate of Incorporation and bylaws (“Bylaws”) of the Company contain material modifications to the Company’s authorized capital stock, shareholder voting rights, composition of the board of directors, and nomination, liability, indemnification, and removal of directors.

This summary is qualified in its entirety by reference to the text of the Company’s Certificate of Incorporation and Bylaws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 15, 2021, following the consummation of the Business Combination, the Audit Committee of the Company approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. EY served as the independent registered public accounting firm of Opco prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), VIH’s independent registered public accounting firm prior to the Business Combination, was informed that it was replaced by EY as the Company’s independent registered public accounting firm.

Withum’s report on VIH’s financial statements as of December 31, 2020 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for VIH’s restatement of its financial statements as described in the Explanatory Note to VIH’s Form 10-K/A, filed with the SEC on May 24, 2021, which resulted from the misapplication in the guidance around accounting for certain outstanding warrants to purchase common stock as of December 31, 2020.

During the period from July 31, 2020 (inception) through December 31, 2020, and the subsequent interim period through October 15, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except that Withum advised VIH of the following material weakness: a deficiency in VIH’s internal control over financial reporting existed relating related to the accounting for a significant and unusual transaction related to the warrants we issued in connection its initial public offering in September 2020 as of and for the year ended December 31, 2020.

From January 1, 2020 through October 15, 2021, VIH did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on VIH’s financial statements, and no written report or oral advice was provided to VIH by EY that EY concluded was an important factor considered by VIH in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Withum is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of the Registrant.

The disclosure set forth in the “Introductory Note” and in Item 2.01 above is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 hereto is incorporated herein by reference.

Bakkt Holdings, Inc. 2021 Omnibus Incentive Plan

The 2021 Omnibus Incentive Plan (the “2021 Plan”) became effective immediately upon the Closing and had 25,816,946 shares of Class A Common Stock authorized for issuance thereunder. A description of the 2021 Plan is included in the section entitled “The Bakkt Pubco Equity Incentive Plan Proposal,” beginning on page 189 of the Proxy Statement, which is incorporated herein by reference. The foregoing description of the 2021 Plan is qualified in its entirety by the full text of the 2021 Plan, which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Further, in connection with the Closing, Karen Alexander, age 50, was appointed to serve as Chief Accounting Officer of the Company, after serving in the same position with Opco since June 2021. Ms. Alexander will serve as principal accounting officer for purposes of the Company’s filings with the SEC. Prior to joining Bakkt, Ms. Alexander worked at GE Capital from 2005 - 2021 in a variety of controllership and finance leadership roles, most recently as Global Technical Controller from 2017 - 2021. Ms. Alexander began her career as an external auditor with Arthur Andersen LLP and Ernst & Young LLP from 1992 - 2004. She holds a bachelor’s degree in accounting from Miami University (Ohio).

There are no arrangements or understandings between Ms. Alexander and any other persons in connection with her appointment. Ms. Alexander does not have any family relationships with any executive officer or director of the Company and she is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Items 2.01 and 3.03 of this Current Report on Form 8-K are incorporated in this Item 5.03 by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a business combination as required by the amended and restated articles of association of VIH, as in effect immediately prior to the Closing, Opco ceased to be a “shell company” (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Business Combination and the terms of the Business Combination Agreement are included in the sections entitled “The Business Combination Proposal” beginning on page 126 and in the information set forth under “Introductory Note” and Item 2.01 hereto, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Bakkt Holdings, LLC as of and for the years ended December 31, 2020 and 2019 and the related notes are included in the Proxy Statement beginning on page F-3 and are incorporated herein by reference.

The unaudited consolidated financial statements of Bakkt Holdings, LLC as of and for the six months ended June 30, 2021 and 2020 and the related notes are included in the Proxy Statement beginning on page F-27 and are incorporated herein by reference.

The audited consolidated financial statements of B2S Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2019 and 2018 and the related notes are included in the Proxy Statement beginning on page F-123 and are incorporated herein by reference.

(b)    Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d)    Exhibits.

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated January 11, 2021, by and among VIH, Merger Sub, and the Company (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021).

2.2	Amendment to Agreement and Plan of Merger, dated March 30, 2021 by and among VIH, Merger Sub, and the Company (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2021).

2.3	Amendment to Agreement and Plan of Merger, dated September 29, 2021 by and among VIH, Merger Sub, and the Company (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2021).

3.1	Certificate of Incorporation of the Company.

3.2	Bylaws of the Company.

4.1	Specimen Class A Common Stock Certificate.

4.2	Specimen Warrant Certificate.

4.3	Opco Third Amended and Restated Limited Liability Company Agreement, dated October 15, 2021 by and among Opco and the members named therein.

10.1	Registration Rights Agreement, dated October 15, 2021 by and among the Company, the Equity Holders, the Sponsor and the other parties named therein.

10.2	Stockholders Agreement dated October 15, 2021, by and among the Company, the Equity Holders and the Sponsor.

10.3	Voting Agreement, dated October 15, 2021 by and between the Company and ICEH.

10.4	Exchange Agreement, dated October 15, 2021 by and among the Company, Opco and the other parties thereto.

10.5	Tax Receivable Agreement, dated October 15, 2021 by and among the Company, Opco and the other parties thereto.

10.6	Cooperation Agreement, dated October 15, 2021 between the Company and ICE.

10.7	Form of Director and Executive Officer Indemnification Agreement.

10.8	Support Agreement, dated as of January 11, 2021, by and among the Company, Opco, ICE and the other parties thereto.

Exhibit Number	Description

10.9	2021 Equity Incentive Plan and related form agreements.

10.10	Digital Currency Trading, Clearing and Warehouse Services Agreement, dated August 29, 2019, by and among ICE Futures U.S., Inc., ICE Clear US, Inc. and Bakkt Trust Company LLC, including amendments thereto.

10.11	Third Amended and Restated Intercompany Services Agreement, dated April 1, 2019 by and between ICE and Bakkt, LLC.

10.12	Employment Agreement dated January 9, 2021, by and among Gavin Michael, Opco, and VIH.

10.13	Employment Agreement dated March 16, 2021, by and among Andrew LaBenne, Opco, and VIH.

10.14	Letter Regarding Employment Proposal dated March 19, 2019, by and among Mike Blandina and Bakkt, LLC, a subsidiary of Intercontinental Exchange, Inc.

10.15	Letter Regarding Employment Proposal dated October 3, 2018, by and among Adam White and Bakkt, LLC, a subsidiary of Intercontinental Exchange, Inc.

10.16	Letter Regarding Employment Proposal dated June 3, 2019, by and among Nicolas Cabrera and Bakkt, LLC, a subsidiary of Intercontinental Exchange, Inc.

10.17	Letter Regarding Modification of Offer Letter dated July 27, 2020, by and among Nicolas Cabrera and Bakkt, LLC, a subsidiary of Intercontinental Exchange, Inc.

10.18	Letter Regarding Employment Proposal dated April 12, 2019, by and among Matthew Johnson and Bakkt, LLC, a subsidiary of Intercontinental Exchange, Inc.

16.1	Letter from WithumSmith+Brown LLP.

21.1	List of subsidiaries of the Company.

99.1	Unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2021 and for the year ended December 31, 2020.

104	Cover Page Interactive Data File.

+

Certain schedules and similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 21, 2021

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
Name: Marc D’Annunzio
Title: General Counsel